Exhibit 1

Joint Filing Agreement

 The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: June 23, 2025

Blue Horizon Enterprise Ltd.

By:	/s/ Eleni Constantinou Kyriacou
Name:	Eleni Constantinou Kyriacou
Title:	Director

Ezbon International Limited

By:	/s/ Eleni Constantinou Kyriacou
Name:	Eleni Constantinou Kyriacou
Title:	Director

Montrago Trustees Limited

By:	/s/ Androulla Papadopoulou
Name:	Androulla Papadopoulou
Title:	Director

Skorpios Trust

By:	/s/ Androulla Papadopoulou
Name:	Androulla Papadopoulou
Title:	Director